Exhibit 32
SECTION 1350 CERTIFICATIONS
In connection with the Annual Report of Bancorp of New Jersey, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Albert F. Buzzetti Albert F. Buzzetti
President and Chief Executive Officer

/s/ Michael Lesler Michael Lesler
Executive Vice President
and Chief Financial Officer
March 31, 2009